          CONFIDENTIALITY, NON-COMPETITION AND SEVERANCE PAY AGREEMENT


         This CONFIDENTIALITY, NON-COMPETITION AND SEVERANCE PAY AGREEMENT (this "Agreement") is made as of June 16, 1996, by and between AMERICAN HOMEPATIENT, INC., a Delaware corporation (hereinafter the "Company"), and DAVID R. GNASS, a resident of the State of Indiana (the "Employee").

         WHEREAS, the Company has agreed to employ the Employee; and

         WHEREAS, a condition of the Employee's employment with the Company is his execution of a confidentiality, non-competition and severance pay agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements made herein, the parties agree as follows:

         1.       Non-Compete and Confidentiality.

                  A. The Employee will, with reasonable notice during or after his employment with the Company, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

                  B. The Employee recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Employee's duties. The Employee will not during his employment with the Company (the "Period of Employment") or after except to the extent reasonably necessary in the performance of his duties, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company except as required by law. The Employee will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Employee will also use his best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company whether made by the Employee or otherwise coming into his possession are confidential and will remain the property of the Company.

                  C. Employee will not, either during the Period of Employment or at any time thereafter, use (except for the sole benefit of Company) or disclose to others any proprietary, secret or confidential information, knowledge or data of the Company or its affiliates.

                  D. During the Period of Employment and thereafter, the Employee will not use his status with the Company to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company. During the Period of Employment and for a twelve (12) month period following termination of such employment for any reason, (i) the Employee will not make any statements or perform any acts intended to advance the interest of any existing or prospective competitor of the Company in any way that will injure the interests of the Company; and (ii) the Employee will not directly or indirectly own or hold any "Proprietary Interest" in or be employed by or receive compensation from any party engaged in the same or any similar business in the same geographic areas the Company does business upon the date of termination of employment. During the Period of Employment and for a twenty-four (24) month period following termination of such employment for any reason, (i) the Employee will not solicit any client of the Company or discuss with any client of the Company or any employee of the Company any information or the operation of any business intended to compete with the Company; and (ii) the Employee will not directly or indirectly hire any employee of the Company or solicit or encourage any such employee to leave the employ of the Company. For the purposes of this Agreement, "Proprietary Interest" means legal or equitable ownership, whether through stock holdings or otherwise, of a debt or equity interest (including options, warrants, rights and convertible interests) in a business firm or entity, or ownership of more than 5% of any class of equity interest in a publicly-held company. The Employee acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope.

                  E. The Employee acknowledges that his breach or threatened or attempted breach of any provision of this Agreement would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of this Agreement without being required to prove damages or furnish any bond or other security.

                  F. The Employee represents and warrants to Company that he is under no prohibition against entering into the employment with the Company, and he will indemnify the Company for any loss or damage the Company may incur as a result of his employment by Company.

         2.       Severance Pay in the Event of Termination.

                  2.1  Following  a Change of Control.

                  A. In the event there is a "Change in Control" of the ownership of the Company, and the Employee's employment with the Company is terminated as a result of such Change in Control, the Employee shall be entitled to receive as a severance payment in a lump sum upon such termination an amount equal to 100% of his annual base salary (not including incentive compensation) as in effect at the time of such termination. In addition, any earned but unpaid base salary will be paid. Further, any stock options granted to the Employee will be fully vested upon a Change of Control, whether or not the Employee is terminated, notwithstanding any previously stated vesting restrictions but subject to expiration or termination pursuant to the governing stock option plan. A termination shall be deemed to be a result of a Change in Control if it occurs within six months following the Change in Control.

                  B. A "Change in Control" shall be deemed to have occurred if
(i) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell all or substantially all of its assets to another corporation that is not a wholly-owned subsidiary, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13 (d)(3) (as in effect on the date hereof) of the Securities and Exchange Act of 1934 ("Exchange Act"), shall acquire more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d- 3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act. For purposes hereof, a "Change in Control" shall not include any transaction of the type described above with or undertaken by Counsel Corporation or its affiliates, within the meaning of Exchange Act Rule 12b-2 (as in effect on the date hereof).

         2.2      Termination Not Accompanied by a Change of Control.

                  In the event that Employee is terminated without cause during the first twelve (12) months of the term of his employment, and there has been no Change of Control, the Employee shall be entitled to receive a severance payment in a lump sum upon such termination in an amount equal to his monthly base salary (not including incentive compensation) as in effect at the time of such termination multiplied by the greater of six (6) months or the remaining number of months in such twelve month period. In addition, any earned but unpaid base salary will be paid. Further, any stock options granted to the Employee will be fully vested upon such a termination without cause, notwithstanding any previously stated vesting restrictions but subject to expiration or termination pursuant to the governing stock option plan. Termination without cause shall not include termination as a result of the following: termination for cause, resignation by Employee or Employee's death or disability. "Cause" shall mean
(i) if Employee engages in insubordination, malfeasance or misconduct, (ii) being charged with a felony offense or conviction of a misdemeanor involving moral turpitude, and (iii) material breach by Employee of his obligations under this agreement. Notwithstanding the above, it is the intent of the Company at all times to comply with the Americans With Disabilities Act, the Family and Medical Leave Act and any other applicable federal and state employment laws.

         3. Successors and Assigns. The provisions hereof shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties hereto.

         4. Non-Assignability by the Employee. Notwithstanding Section 3 hereof, the rights and obligations of the Employee hereunder are not assignable.

         5. Governing Law. This Agreement shall be interpreted under, subject to and governed by the laws of the State of Tennessee and all questions concerning its validity, construction, and administration shall be determined in accordance thereby.

         6. Waivers. The waiver of a breach by either party of a term or provision of this Agreement, at any time or times, shall not be deemed or construed to be a waiver of any subsequent breach or breaches of the same or of any other terms or provisions of this Agreement at any time or times.

         7. Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         8. Exclusiveness. This Agreement constitutes the entire understanding and agreement between the parties with respect to the employment of the Employee and supersedes any and all other agreements, oral or written, between the parties. No waiver, modification, or amendment to this Agreement shall be valid unless the same be reduced to writing and signed by the parties hereto.

         9. Modification. This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

         10. Arbitration. Any dispute among the parties hereto shall be settled by arbitration in Nashville, Tennessee, in accordance with the rules then in effect of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when mailed first-class postage prepaid by registered mail, return receipt requested, or when delivered by hand, overnight delivery service or confirmed facsimile transmission, to the following:

                  (a) If to the Company, at Suite 400, 5200 Maryland Way, Brentwood, Tennessee 37027, Attention: President and Chief Executive Officer, or at such other address as may have been furnished to the Employee by the Company in writing; or

                  (b) If to the Employee, at 512 Dorset Blvd., Carmel, IN 46032, or such other address as may have been furnished to the Company by the Employee in writing.

         12. Consolidation, Merger or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another individual, entity or business.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       "COMPANY"

                                       AMERICAN HOMEPATIENT , INC.


                                       By:      ______________________________

                                       Its:     ______________________________


                                       "EMPLOYEE"


                                       ----------------------------------------
                                       DAVID R. GNASS